Exhibit 99,1

PRESS RELEASE

Open Text to Acquire Vignette

Waterloo, ON and Austin, TX, – May 06, 2009 – Open Text™ Corporation (NASDAQ:OTEX) (TSX: OTC), a global leader in Enterprise Content Management (ECM) software, and Vignette Corporation (NASDAQ:VIGN), the company that the world’s leading brands rely on for innovative and dynamic web experiences, today announced that they have entered into a definitive agreement pursuant to which Vignette will become a wholly owned subsidiary of Open Text.

Vignette shareholders will receive US $8.00 in cash plus 0.1447 of an Open Text common share for every Vignette common share which equates to approximately US $12.70 at close of market on May 5, 2009. This represents a premium of approximately 74% above the 30 trading day average closing price of Vignette’s shares and approximately 41% above the most recent closing price. This values the transaction at approximately US $310 million.

John Shackleton, President and Chief Executive Officer of Open Text, stated “The combination of Vignette with Open Text will extend the breadth of our offerings and further Open Text’s positioning as the leading independent ECM vendor in the marketplace.”

“Vignette’s customers represent some of the world’s most powerful online brands and we are excited about the opportunity to expand the relationship with these customers and partners,” said Shackleton.

“After a thorough evaluation of strategic and financial alternatives, the Vignette Board of Directors believes that today’s announcement provides attractive value for our shareholders,” said Mike Aviles, President and Chief Executive Officer of Vignette. “Our shareholders, customers, partners and employees will all benefit as Vignette combines with Open Text.”

“Joining Open Text builds on our commitment to deliver the most innovative solutions for our customers and partners. Vignette has an enviable customer base, deep expertise in Web Content Management (WCM) and global distribution capabilities. Vignette customers will benefit from Open Text’s expanded ECM solutions portfolio as well as their Vignette products being supported by the world’s largest independent ECM solutions provider,” said Aviles.

Vignette is based in Austin, Texas, and has approximately 700 employees. The transaction is expected to close in the second half of calendar 2009 and is subject to customary closing conditions, including approval by Vignette’s shareholders, Hart-Scott-Rodino anti-trust clearance, Securities and Exchange Commission clearance and stock exchange approvals.

Teleconference Call

Open Text will discuss the merger agreement during the company’s regularly scheduled third quarter fiscal 2009 investor teleconference call on May 6, 2009 at 5:00 p.m. ET.

Date:	Wednesday, May 6, 2009
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-644-3415 800-733-7571 (Toll Free)

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning May 6, 2009 at 7:00 p.m. ET through 11:59 p.m. on May 20, 2009 and can be accessed by dialing 416-640-1917 and using pass code 21302245 followed by the number sign.

For more information or to listen to the call via Web cast, please use the following link: http://www.opentext.com/events/wa-event.html?id=7573788

About Open Text

Open Text, an enterprise software company and leader in enterprise content management, helps organizations manage and gain the true value of their business content. Open Text brings two decades of expertise supporting 46,000 customers and millions of users in 114 countries. Working with our customers and partners, we bring together leading Content Experts™ to help organizations capture and preserve corporate memory, increase brand equity, automate processes, mitigate risk, manage compliance and improve competitiveness. For more information, visit www.opentext.com.

About Vignette

Vignette provides software and services that deliver the Web’s most dynamic user experiences. The Vignette Web Experience brings rich media and engaging content to life for the world’s greatest brands. Vignette is headquartered in Austin, Texas, with operations worldwide.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Open Text will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Vignette that also constitutes a prospectus of Open Text. Vignette will mail the proxy statement/prospectus to its stockholders. Open Text and Vignette urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Vignette and Open Text with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Vignette’s investor relations website at www.ir.vignette.com by clicking on the link “SEC Filings” under the heading Investor Relations or by accessing Open Text’s website at www.opentext.com and clicking on the “Company” link, then clicking on the link for “Investors” and then clicking on the link for “SEC Filings” under the heading “Financial Reports

Participants in the Solicitation

Vignette and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Vignette in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Vignette is also included in Vignette’s annual report on Form 10-K filed with the SEC on March 10, 2009.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements relating to the acquisition of Vignette, including timing and likelihood of a closing of the acquisition, the success of any of Vignette’s strategic initiatives, Vignette’s growth and profitability prospects, the benefits of Vignette’s products to be realized by customers, Vignette’s position in the market and future opportunities therein, the deployment of Livelink ECM and our other products by customers, and future performance of Open Text Corporation. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. The risks and uncertainties that may affect forward-looking statements include, among others, the failure to develop new products, risks involved in fluctuations in currency exchange rates, delays in purchasing decisions of customers, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of Open Text’s customers, demand for Open Text’s products and other risks detailed from time to time in Open Text’s filings with the Securities and Exchange Commission (SEC), including the Form 10-K for the year ended June 30, 2008. You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and neither Vignette nor Open Text undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright © 2009 by Open Text Corporation. LIVELINK ECM and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries. All other names are the trademarks or registered trademarks of their respective companies.

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Greg Secord

Vice-President, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

Pat Kelly

Investor Contact, Vignette Corporation

+1-512-741-4541

investor_relations@Vignette.com

Melanie Brenneman

Media Contact, Vignette Corporation

+1-512-741-4871

pr@Vignette.com